                                                                   EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                            (Dollars in millions)
                           Second Quarter Ended            % of Total
                           --------------------       --------------------
                           Sept. 29,    Oct. 1,       Sept. 29,    Oct. 1,
                             2000        1999           2000        1999
                           ---------   --------       ---------   ---------
SECOND QUARTER

Global commercial:
  U.S. commercial          $1,000.0    $  890.1           40%        40%
  Europe                      583.1       621.5           23         28
  Other International         294.9       195.4           12          9
                           --------    --------         ------     ------
          Total             1,878.0     1,707.0           75         77
                           --------    --------         ------     ------

U.S. federal government:
  Department of Defense       365.7       340.5           15         15
  Civil agencies              255.2       184.5           10          8
                           --------    --------         ------     ------
          Total               620.9       525.0           25         23
                           --------    --------         ------     ------
Total revenues             $2,498.9    $2,232.0          100%       100%
                           ========    ========         ======     ======

                             Six Months Ended              % of Total
                           --------------------       --------------------
                           Sept. 29,    Oct. 1,       Sept. 29,    Oct. 1,
                             2000        1999           2000        1999
                           ---------   --------       ---------   ---------
SIX MONTHS

Global commercial:
  U.S. commercial          $1,980.8    $1,763.1           40%        40%
  Europe                    1,155.3     1,190.8           23         27
  Other International         557.4       402.9           11          9
                           --------    --------         ------     ------
          Total             3,693.5     3,356.8           74         76
                           --------    --------         ------     ------

U.S. federal government:
  Department of Defense       778.6       714.5           16         16
  Civil agencies              490.1       364.1           10          8
                           --------    --------         ------     ------
          Total             1,268.7     1,078.6           26         24
                           --------    --------         ------     ------
Total revenues             $4,962.2    $4,435.4          100%       100%
                           ========    ========         ======     ======
